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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2005, with respect to the consolidated financial statements of Visant Holding Corp. (formerly Jostens Holding Corp.) and subsidiaries and Visant Corporation (formerly Jostens IH Corp.) and subsidiaries included in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-126002) and related Prospectus of Visant Corporation dated on or about September 9, 2005.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 8, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM